            THIS LOAN AGREEMENT made as of the 31st day of July, 1998.

BETWEEN:

           RADIANT ENERGY CORPORATION,
           a corporation amalgamated under the laws of Canada (hereinafter called the "Company")

                                                    OF THE FIRST PART

                                                        - and-

           PROCESS TECHNOLOGIES, INC.,
           a corporation incorporated under the laws of the State of New York (hereinafter called the "Guarantor")

                                                    OF THE SECOND PART

                                                       - and -

           TIMOTHY P. SEEL, a resident of the State of New York; HEPTAGON INVESTMENTS LTD., a British Virgin Island corporation; E&M MACHINERY, INC., a corporation incorporated under the laws of the State of New York; RRSP ACCOUNT #005727; PATRICK BRIGHAM, a resident of the Province of Ontario and HARA ENTERPRISES LIMITED, a corporation incorporated under the laws of the Province of Ontario (hereinafter collectively called the "Lenders")

                                                     OF THE THIRD PART

            WHEREAS the Company has agreed to borrow from the Lenders and the Lenders have agreed to lend to the Company the following amounts (collectively, the "Loans"):

--------------------------------------------------------------------------------
From Timothy P. Seel                               U.S.$10,000.00
--------------------------------------------------------------------------------
From Heptagon Investments Ltd.                     Cdn.$50,000.00
--------------------------------------------------------------------------------
From E&M Machinery, Inc.                           U.S.$15,000.00
--------------------------------------------------------------------------------
From Hara Enterprises Limited                      Cdn.$50,000.00
--------------------------------------------------------------------------------
From Patrick Brigham                               Cdn.$25,000.00
--------------------------------------------------------------------------------
From RRSP Account #005727                          Cdn.$138,000.00
--------------------------------------------------------------------------------

            AND WHEREAS the Guarantor is a wholly-owned subsidiary of the Company;

            AND WHEREAS the Company's obligations under this Agreement shall be secured by, among other things, a guarantee of the Company's obligations by the Guarantor supported by a charge on substantially all of the assets owned by the Guarantor;

            NOW THEREFORE THIS AGREEMENT WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, agreed and declared as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.01 Definitions

      In this Agreement, the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms or expressions shall have the following meanings, respectively:

      "this Agreement", "these presents", "hereto", "herein", "hereof" and similar expressions refer to this loan agreement and not to any particular Article, Section or other portion hereof;

      "Affiliate" has the meaning ascribed thereto in the Business Corporations Act (Canada);

      "business day" means a day which is not a Saturday, Sunday, or civic or statutory holiday in the Municipality of Metropolitan Toronto;

      "Company" means Radiant Energy Corporation and any successor company which shall have complied with the provisions of Article 8 hereof;

      "Company's Auditors" or "Auditors of the Company" means the chartered accountant or firm of accountants duly appointed as auditor or auditors of the Company from time to time in accordance with the provisions of the Business Corporations Act (Canada);

      "Counsel" means a barrister and solicitor or a firm of barristers and solicitors (who may be counsel to the Company) retained by the Company or retained by the Trustee and acceptable to the Trustee, acting reasonably;

      "Debentures" means the 6% Redeemable Convertible Secured Debentures issued by the Company on May 22, 1997;

      "Directors" or "directors" means the Board of Directors of the Company and/or the Guarantor, as the case may be, for the time being, and reference to action by the Directors shall mean action by the Directors as a board or by any committee thereof duly empowered to take such action;

      "Environmental Laws" means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgements, orders and other authorizations, as well as common law, civil and other jurisprudence or authority, in each case domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other authorization of any kind held or required to be held in connection with any Environmental Matters;

      "Environmental Matters" means:

            (a) condition or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

            (b) any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

      "Guarantee" has the meaning ascribed thereto in Article 5;

      "Guarantor" means Process Technologies, Inc., a company incorporated under the laws of the State of New York and a wholly-owned subsidiary of the Company;

      "Patent" means United States Letters Patent No. 5,417,389 issued May 23, 1995 entitled, "Methods and Apparatus For DeIcing an Aircraft by Infrared Radiation";

      "person" includes any individual, corporation, body corporate, partnership, trust, trustee, unincorporated organization or other judicial entity, any government agency or instrumentality and words importing persons have a similar meaning;

      "prime rate" for any day means the reference rate of interest reported, quoted or announced and commonly known as the prime rate of interest by and of Bank of Hong Kong for Canadian dollar commercial loans made in Canada, in all cases adjusted automatically and without the necessity of any notice to the Company upon each reported, quoted or announced change to such rate;

      "Security" means any mortgage, charge, hypothec, pledge, assignment, lien, security interest or other encumbrance, including any sale and repurchase or sale and lease back arrangement or any other arrangement of similar effect;

      "Shares" means common shares in the issued and outstanding capital of the Company or any securities into which such common shares may be exchanged, reclassified, reorganized or otherwise converted;

      "Subsidiary" has the meaning ascribed thereto in the Business Corporations Act (Canada);

1.02 Number and Gender

      Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, associations and corporations and vice versa.

1.03 Choice of Language

      The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English. Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avie qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise.

1.04 Business Day

      Whenever any payment is due or required to be made or any other action is required to be taken under this Agreement on or as of a day that is not a business day, that payment must be made and the other action must be taken on or as of the next day that is a business day.

1.05 Headings

      The division of this Agreement into Articles, Sections, Subsections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Debentures.

1.06 Time of the Essence

      Time shall be of the essence in all respects hereof and of the Debentures.

1.07 Applicable Law

      This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.08 Currency

      Unless otherwise stated, all dollar amounts referred to in this Indenture are denominated in Canadian dollars.

                                    ARTICLE 2
                                    THE LOANS

2.01 Limit of Borrowed Funds

      The aggregate principal amount of the Loans which may be issued hereunder is limited to Three Hundred Thousand Dollars ($300,000) in lawful money of Canada.

2.02 Interest and Maturity

      The Loans shall mature on November 30, 1998, shall be repayable as set forth in Article 3, shall be secured as set forth in Article 5 and shall bear interest from their date of advance to and including November 30, 1998 (or their earlier payment and discharge), at the rate of 9% per annum as well after as before maturity, default or judgement (with interest on overdue interest at the said rate) payable on the date of maturity. All Loans shall rank equally rateably without discrimination, preference or priority but shall rank in priority with other present or future indebtedness of the Company other than the Debentures. The Lenders and all persons claiming through or under them respectively.

2.03 Option of Lender as to Place of Payment

      (1) Except as otherwise herein provided, all sums which may at any time become payable whether at maturity or on redemption or otherwise on account of any Loan or interest thereon shall be payable to the Lenders at the addresses indicated in Section 15.02

      (2) As the interest on the Loans matures (except interest payable at maturity which may be paid upon presentation and surrender of loan for payment), at least three (3) business days prior to each date on which interest on the Loans becomes due, the Company shall forward a cheque or bank draft in an amount equal to the aggregate amount of interest payable on all then outstanding Loans

      (3) The principal amount of the Loans and interest thereon and all sums which may at any time become payable thereon, whether at maturity or otherwise, shall be payable in the same currency as the currency in which the Loans were advanced to the Company.

2.04 Computation of Interest

      The Loans shall bear interest from their date of advance or from the last interest payment date to which interest shall have been paid or made available for payment on such Loan, whichever shall be the later. Interest shall be computed on the basis of a year of 365 or 366 days, as applicable.

                                   ARTICLE 3
                               REPAYMENT OF LOANS

3.01 Repayment

      The Company when not in default hereunder shall have the right at its option to repay, on not less than ten (10) days' notice, either in whole at any time or in part from time to time before maturity, any portion of the principal amount of the Loans, together in all cases with interest on the principal amount of the Loans accrued and unpaid to the date fixed for repayment (the amount, including interest, at which any loan may be repaid on any date being herein sometimes referred to as the "redemption price" of the Loan).

3.02 Partial Repayment of the Loans

      (1) In case less than all of the principal amount of the Loans for the time being outstanding are at any time to be repaid, the Loans shall be repaid pro rata among the Lenders; provided, however, that in such case the Loans shall only be repaid in denominations of $100 principal amount and whole multiples thereof.

      (2) Unless the context otherwise requires, the word "Loan" or "Loans" as used in this Article 3 shall be deemed to include that part of the principal amount of any Loan which shall have become subject to repayment pursuant to the provisions hereof.

3.03 Notice of Repayment

      Notice of intention to repay any of the Loans shall be given by letter or circular sent in the manner provided in Section 15.02 hereof and shall be mailed or delivered not less than ten (10) and not more than sixty (60) days prior to the date fixed for repayment; provided always that the non-receipt of any such letter or circular by any of the Lenders shall not invalidate or otherwise prejudicially affect the repayment of such Loans.

                                    ARTICLE 4

                            [Intentionally deleted.]

                                    ARTICLE 5
                             GUARANTEE AND SECURITY

5.01 Guarantee of Loans

      (1) Subject to the terms of the Debenture, the Guarantor covenants with the Lenders that the Company will pay and the Guarantor hereby unconditionally guarantees the due and punctual payment of the principal amount of, and interest on (including, in case of default, interest on the amount in default), each Loan when and as the same becomes due and payable whether at their respective due dates on repayment or on maturity or otherwise in accordance with the terms of such Loan and of this Agreement (the "Guarantee"); provided, however, that payment of interest on overdue installments of interest is hereby guaranteed only to the extent permitted by applicable law.

      (2) Subject to the terms of the Debenture, in case of default by the Company in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same without demand. The Guarantor hereby agrees that its obligations under the Guarantee shall be unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any Loan with regard to the Company (other than by reason or lack of genuineness), or the absence of any action to enforce the same, the recovery of any judgment against the Company or any action to enforce the same or any circumstances which might otherwise constitute a legal or equitable discharge or defence of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, the filing of claims with a court in the event of merger, amalgamation, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Loan and all demands whatsoever, and covenants that its obligations under this Section 5.01 will not be discharged as to any Loan except by payment in full of the principal of and interest on such Loan.

      (3) The Guarantee is a direct obligation of the Guarantor and shall be secured by a charge on substantially all of the assets of the Guarantor substantially in the form appended hereto as Schedule "B", such charge ranking in priority to all other current and future indebtedness of the Guarantor, other than the Debentures subject to any exceptions prescribed by law.

      (4) The obligations of the Guarantor under this Agreement shall be a continuing obligation and a fresh cause of action hereunder shall be deemed to arise in respect of each default.

      (5) The Guarantor shall not be or become liable hereunder to make any payment of principal or interest in respect to which the Company shall be in default if the default of the Company in respect of which the Guarantor would otherwise be or become liable hereunder shall have been waived or directed to be waived pursuant to the provisions in that behalf contained in this Agreement, provided, however, that no waiver or consent of any kind whatsoever shall release, alter or impair the unconditional obligation of the Guarantor hereunder after giving effect to such waiver or consent.

      (6) The Guarantor shall be subrogated to all rights of the Lenders and the holders of any interest therein against the Company in respect of any amount paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right or subrogation until the principal of and interest on all Loans shall have been paid in full.

      (7) No remedy for the enforcement of the rights of the Lenders to receive payment of the principal of and/or interest on any Loan in accordance with the terms of this Agreement shall be exclusive of or dependent on any other remedy.

5.02 Further Assurances

      The Guarantor shall, subject as herein provided, forthwith, and from time to time, execute and do or cause to be executed and done all deeds, documents and things which, in the opinion of counsel, are necessary or advisable for giving the Lenders charges over the assets of the Guarantor to secure the payment of all principal monies and interest for the time being and from time to time owing pursuant to this Agreement.

5.03 Registration

      The Guarantor shall record, file, enter or register the security agreement set out as Schedule "B" hereto, all agreements supplemental hereto and all other instruments or further assurances without delay (wherever in the opinion of counsel it would be of material advantage in preserving and protecting the security interest created thereby and the rights of the Lenders hereunder for such action to be taken) under the provisions of any and all statutes providing for or permitting the registration of such security in any Province or Territory of Canada and any State or Territory of the United States of America in which assets of the Guarantor are situated or the business of the Guarantor is carried on; and the Guarantor shall renew such recordings, filings, enterings or registrations from time to time as and when required.

5.04 Authority to Charge and Maintenance of Security

      (1) The Guarantor represents, warrants and covenants to and with the Lenders that:

            (a) It has good right and lawful authority to charge its undertaking, property, rights and assets as provided in and by this Agreement; and

            (b) It will fully and effectually maintain and keep maintained the security provided for in this Article 5 as valid and effective security at all times so long as any of the Loans shall be outstanding.

5.05 Release and Discharge

      (1) The obligation and liability of each of the Guarantor and the Company under this Agreement, except as otherwise provided in this Indenture, shall not be released, discharged or in any way affected by any release, discharge, loss or alteration in or dealing with the secured assets or any part thereof or anything done, suffered or permitted by the Lenders in relation to any of the secured assets; or by any extension of time for payment of the Loans; or by any modification of any term of this Agreement; or by any forebearance whatsoever, whether as to time, performance or otherwise; or by any compromise, arrangement or plan or reorganization affecting the Company, the Guarantor or the security under or pursuant to this Indenture; or by any other matter or thing whatsoever which would release a guarantor or principal obligor, as the case may be (except payment in full of the principal of and interest on the Debentures).

         (2) It is understood and agreed that the charges created pursuant to this Agreement shall be held by the Lenders as security for the performance by the Company and the Guarantor of their respective covenants herein contained and that upon the Company becoming entitled to a discharge of this Agreement, then these presents and the estate and rights by this Agreement granted, including the pledge of the Company, shall cease and become utterly null and void and the secured assets shall revert to and revest in the Guarantor without any release, acquittance or any act or formality whatsoever; and thereupon the Lenders shall, at the request and at the expense of the Guarantor and the Company, execute and deliver to the Guarantor and the Company such instruments as shall be requisite to evidence the satisfaction and discharge of the pledge and security contemplated hereby, and to release or reconvey to the Guarantor the secured assets freed and discharged from the trusts and provisions, and to cancel the pledge of shares by the Company, and to release each of the Guarantor and the Company from their covenants in this Agreement.

                                    ARTICLE 6
                        CERTAIN COVENANTS OF THE COMPANY

6.01 General Covenants of the Company

      The Company will well and truly perform and carry out all of the actions or things to be done by it as provided in this Agreement. The Company hereby covenants and agrees that:

      (a) Payment of Principal and Interest. It will well, duly and punctually pay or cause to be paid to the Lenders the principal of and interest accrued on the Loans of which he or she is the holder at the dates and places, in the monies and in the manner, provided for herein.

      (b) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business except in accordance with Article 8, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Lenders or its duly authorized agent or attorney such information relating to its business as the Lenders may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Lenders or such agent or attorney as the Lenders may from time to time by instrument in writing for that purpose appoint.

      (c) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Company as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Lenders when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Company shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Company and not disadvantageous in any material respect to the Lenders.

      (d) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent corporations carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent corporations carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

      (e) Financial Statements. It will furnish to the Lenders, within 140 days after the end of its fiscal year a copy of the consolidated financial statements and of the report of the Company's auditors thereon which are furnished to the shareholders of the Company. The Company will furnish sufficient copies to the Lenders, within 60 after the end of the first, second and third quarterly accounting periods in each fiscal year, of the consolidated balance sheet as at the end of such quarterly accounting period and sufficient copies of the related statements of income, retained earnings and changes in the financial position for the period commencing with the last day of the previous fiscal year and ending with the last day of such quarterly accounting period, all certified by a principal financial or accounting officer of the Company to present fairly the information contained therein, subject to year-end and audit adjustments.

      (f) Default. If it should be in default hereunder at any time it will promptly, after it has become aware of same, give notice to the Lenders of the occurrence of an event of default or an event which, with the giving of notice or lapse of time, or both, would become an event of default

      (g) Securities Laws. It will at all times preserve and remain its status as a "reporting issuer" not in default under the Securities Act (Ontario) and will, in a timely fashion, file and deposit all documents and reports with the Ontario Securities Commission and similar securities regulatory authorities required to be filed or deposited pursuant to applicable legislation.

      (h) Further Assurances. It shall do, execute and acknowledge and deliver or cause to be done, executed acknowledged and delivered, all other acts, deeds and assurances as the

Lenders may reasonably require for the better accomplishing and effecting the intentions and provisions of this Indenture.

6.02 General Covenants of the Guarantor

      The Guarantor will well and truly perform and carry out all of the actions or things to be done by it as provided in this Indenture. The Guarantor hereby covenants and agrees that:

      (a) To Carry on Business. It will at all times maintain its corporate existence and diligently carry on and conduct its business in a proper, efficient and businesslike manner and shall not cease to operate the whole or substantially the whole of its business except in accordance with Article 8, and will keep, or cause to be kept, proper books of account and make, or cause to be made, in accordance with generally accepted accounting principles therein true and faithful entries of all dealings and transactions in relation to its business and at all reasonable times furnish, or cause to be furnished, to the Lenders or its duly authorized agent or attorney such information relating to its business as the Lenders may reasonably require, and such books of account shall at all reasonable times be open for inspection by the Lenders or such agent or attorney as the Lenders may from time to time by instrument in writing for that purpose appoint.

      (b) To Pay Taxes. It will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property (real or personal), assets and undertaking or any part thereof or upon the income and profits of the Guarantor as and when the same become due and payable, and that it will exhibit or cause to be exhibited to the Lenders when requested the receipts and vouchers establishing such payments, and will duly observe and conform to all valid requirements of any governmental authority relative to any of its property or rights which are material to its overall undertaking, provided, however, that the Guarantor shall have the right to contest in good faith by legal proceedings any such taxes, rates, levies, assessments, government fees or dues and, upon such contest, may delay or defer payment or discharge thereof if the Guarantor shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto, or if in the opinion of the Directors, the failure to pay and discharge promptly the same shall be in the interests of the Guarantor and not disadvantageous in any material respect to the Lenders.

      (c) To Maintain Insurance. It will insure and keep insured against loss or damage by fire its buildings, plants and other properties and things which are of an insurable nature and of a character usually insured by prudent corporations carrying on similar operations under like circumstances, and that it will carry such other insurance as is usually carried by prudent corporations carrying on similar operations under like circumstances, and that it will pay, duly and seasonably, the premiums and other sums of money payable in respect of such insurance and will exhibit to the Trustee on demand the receipts for such premiums.

      (d) Negative Pledge. It will not, as long as any of the Loans remain outstanding, create, incur or permit any Security on any of its current or after acquired assets or undertakings to secure any obligations or indebtedness unless such Security is subordinate to the Security granted to the Lenders.

      (e) Subsequent Filings. It will file all necessary applications, documents or materials required to be filed with any United States, Canadian or other foreign patent application which corresponds to the invention(s) disclosed in the Patent.

6.03 Representations and Warranties of the Company and the Guarantor

      Each of the Company and the Guarantor represent and warrant to the Lenders that the Guarantor is the duly registered holder of the Patent.

6.04 Lenders may Perform Covenants

      If the Company shall fail to perform any of the covenants or fulfil any of the conditions contained in this Agreement, the Lenders may in its discretion perform, but shall be under no obligation to do so, any of the said covenants or fulfil any such condition capable of being performed or fulfilled by it and, if any such covenant or condition requires the payment or expenditure of money, it may make such payments or expenditures with its own funds, or with money borrowed by or advanced to it for such purpose; and all sums so expended or advanced shall be at once payable by the Company and shall bear interest at the then prevailing prime rate until paid and shall be payable out of any monies held by the Lenders under , but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

6.05 Company Not to Extend Time for Payment of Interest

      In order to prevent any accumulation after maturity of interest, the Company hereby covenants that it will not, directly or indirectly, extend or assent to the extension of any time for payment of interest upon any Loans issued hereunder, and that it will not, directly or indirectly, be a party to or approve any such arrangement. In case the time for payment of any such interest shall be so extended, whether or not such extension shall be by or with the consent of the Company, such interest shall not be entitled, in case of default hereunder, to the benefit of these presents except subject to the prior payment in full of the principal of all the Loans then outstanding, and of all interest on such Loans the payment of which has not been so extended.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

7.01 Events of Default

      If one or more of the following events (herein called "events of default") shall happen, that is to say:

      (a) default shall be made in the payment of the principal of any of the Loans when the same becomes due and payable; or

      (b) default shall be made in the payment of any interest due on any of the Loans issued hereunder and such default shall have continued for a period of twenty-one (21) days; or

      (c) the Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors (including, without limitation, the Companies' Creditors Arrangement Act), or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding remaining undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Company or such Subsidiary shall take any corporate action to authorize any of the actions set forth in this Subsection 7.01(c); provided that a resolution or order for winding-up the Company with a view to its consolidation, amalgamation or merger with another corporation or the transfer of its assets as a whole, or substantially as a whole, to such other corporation, as provided in Article 8 shall not constitute an event of default if such last mentioned corporation shall, as part of such consolidation, amalgamation, merger or transfer comply with the conditions to that end stated in Article 8; or

      (d) any process of execution be enforced or levied upon any of the property of the Company or the Guarantor and remain unsatisfied for a period of ten (10) business days, provided that such process is not in good faith disputed by the Company or the Guarantor, and neither the Company nor the Guarantor shall not have given security which, in the discretion of the Trustee, shall be sufficient to pay in full the amount claimed in the event that it shall be held to be valid claim; or

      (e) the Guarantor fails to observe or perform any of its covenants contained in Article 5 and Subsection 6.02;

      (f) the Company fails to observe or perform any of its covenants contained in Article 6 of this Agreement, except as provided in Subsection 7.01(b); or

      (g) default shall be made in the due observance or performance of any other covenant or condition in this Agreement required to be observed or performed by the Company or the Guarantor and any such default shall continue for a period of thirty (30) days after notice received by the Company or the Guarantor from the Lenders specifying such default and requiring the Company or the Guarantor to rectify such default and any such notice may be given by the Lenders; or

      (h) the Company or the Guarantor receives notice of an event of default under Subsection 7.12 of the trust indenture pursuant to which the Debentures were created,

then in each and every such event the Lenders, declare the principal of, and interest on, all the Loans outstanding hereunder, together with all other monies payable hereunder, to be due and payable and the same shall forthwith become immediately due and payable to the Lenders, anything therein or herein to the contrary notwithstanding, and the Company shall pay forthwith to the Lenders the amount of the principal of and interest then accrued on all of the Loans then outstanding and all other monies payable hereunder, together with interest on such principal, interest and other monies at the rate of interest borne by the Loans from the date of the said declaration until payment is received by the Lenders. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and under the Loans and shall be applied in the manner hereinafter provided in Section 7.04 hereof.

7.02 Waiver of Default

      Upon the happening of any event of default hereunder, the Lenders shall have power to waive any default arising hereunder

7.03 Right of Lenders to Enforce Payment

      Subject to the provisions of Section 7.02 hereof, in case the Company shall fail to pay to the Lenders, on demand, the principal and interest on all the Loans then outstanding, together with any other amounts due hereunder. The Lenders may in their discretion obtain or enforce payment of the said principal of and interest on all the Loans then outstanding together with any other amounts due hereunder, by any remedy provided by law either by legal proceedings or otherwise including, without limitation, enforcing the Guarantee provided for in Section 5.01.

7.04 Application of Moneys

      Except as otherwise herein provided, the monies arising from any enforcement hereof shall be held by the Lenders and applied by them, together with any other monies then or thereafter in the hands of the Lenders available for the purpose, as follows:

      (a) firstly, in payment of the principal of and accrued and unpaid interest on amounts in default under the Loans which shall then be outstanding rateably and proportionately and without preference or priority or discrimination as between principal and interest unless otherwise directed by extraordinary resolution and in that case in such order of priority as between principal and interest as may be directed by such resolution; and

      (b) the surplus (if any) of such monies shall be paid to the Company or its assigns.

7.05 Lenders Appointed Attorney

      The Company hereby irrevocably appoints the Lenders to be the attorney of the Company for and in the name and on behalf of the Company to execute and do any deeds, documents, transfers, conveyances, assignments, assurances, consents and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Lenders, with full powers of substitution and revocation.

7.6 Remedies Cumulative

      No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

                                   ARTICLE 8
                         CONSOLIDATION AND AMALGAMATION

8.01 Successor Company or Guarantor

      (1) Nothing in this Agreement shall prevent, if otherwise permitted by law, the reorganization or reconstruction of the Company or the Guarantor or the consolidation, amalgamation or merger of the Company or the Guarantor with any other corporation, or shall prevent the sale, leasing or other transfer by the Company or the Guarantor of its undertaking and assets as a whole or substantially as a whole to another corporation lawfully entitled to acquire and operate the same, provided that the conditions of this Article 8 are observed, and provided also that every such successor or assign shall before or contemporaneously with the consummation of any such reorganization, reconstruction, consolidation, amalgamation, merger or transfer and in consideration thereof, enter into and execute an Agreement supplemental hereto in favour of the Lenders whereby such successor or assign covenants:

      (a) to pay punctually when due the principal monies, interest and other monies due or which may become due hereunder;

      (b) to perform and observe punctually all the obligations of the Company and the Guarantor under this Agreement and under and in respect of all outstanding Loans; and

      (b) to observe and perform each and every covenant, stipulation, promise, undertaking, condition and agreement of the Company and the Guarantor herein contained as fully and completely as if it had itself executed this indenture as Party of the First Part hereto and had expressly agreed herein to observe and perform the same.

      (2) Every such reorganization, reconstruction, consolidation, amalgamation, merger, sale, lease or transfer shall be made on such terms and at such times and otherwise in such manner as shall be approved by the Company or the Guarantor, as the case may be, and by the Lenders (acting on such advice as it deems advisable) as being in no way prejudicial to the interests of the Lenders and as preserving and not impairing the rights and powers of Lenders, and upon such approval the Lenders shall facilitate the same in all respects, and may give such consents and sign, execute or join in this Agreement or other documents and do such acts as in its discretion may be thought advisable in order that such reorganization, reconstruction, consolidation, amalgamation, merger, sale, lease or transfer may be carried out, and the opinion of Counsel as hereinafter mentioned shall be full warrant and authority to the Lenders for so doing. The Trustee may rely upon an opinion of Counsel to the Lenders as to the legality of any action proposed to be taken and as to the validity of any action taken pursuant to the provisions contained in this Article 8, and the Trustee shall incur no liability by reason of reliance thereon.

8.02 Successor Company/Successor Guarantor to Possess Powers of the Company/Guarantor

      In case of any reorganization, reconstruction, consolidation, amalgamation or merger as aforesaid, or in case of such transfer of the undertaking of the assets of the Company or the Guarantor as a whole or substantially as a whole, the corporation formed by such consolidation or with which the Company or the Guarantor shall have been amalgamated or merged or to which such transfer shall have been made, upon executing an Indenture or Indentures, as provided in
Section 8.01, shall succeed to and be substituted for the Company or the Guarantor, whichever the case may be, (which may then be wound up, if so desired by its shareholders), with the same effect as if it had been named herein as an original party hereto, and shall possess and may exercise each and every right of the Company or the Guarantor hereunder.

                                    ARTICLE 9
                                SUITS BY LENDERS

9.01 Lenders May Not Sue

No Lender shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or any interest on the Loans or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act or to have the Company and/or the Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceedings or for any other remedy hereunder, unless the holders of at least twenty-five percent (25%) in principal amount of the Loans then outstanding shall have made by resolution passed at a meeting duly held as hereinafter provided in Article 11 of this Agreement proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; it being understood and intended that no one or more holders of Loans shall have any right in any manner whatsoever to enforce any right hereunder, except in the manner herein provided, except only as herein provided, and only in any event for the equal benefit of all holders of outstanding Loans in proportion to the amounts to which they may respectively be entitled hereunder.

9.02 Delay Not Waiver

      No delay or omission of the Lenders to exercise any right or power accruing hereunder shall impair any such right or power, or shall be construed to be a waiver of any default or an acquiescence therein, and every power and remedy given hereby to the Lenders may be exercised by it or by them from time to time as often as may be deemed expedient by it or them.

                                   ARTICLE 10
                IMMUNITY OF OFFICERS, SHAREHOLDERS AND DIRECTORS

10.01 Immunity of Officers, Shareholders and Directors

            The obligations on the part of the Company and the Guarantor contained herein are solely corporate obligations, and accordingly no recourse under or upon any obligation, covenant or agreement contained in this Agreement or under any judgement obtained against the Company or the Guarantor, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances under or independently of this Indenture, shall be had against any shareholder, officer or director, past, present or future, of the Company or the Guarantor (excluding the Company as a Shareholder of the Guarantor) or of any successor corporation, either directly or through the Company or the Guarantor or otherwise for payment for or to the Company or the Guarantor or any receiver, liquidator, trustee or sequestrator thereof or for or to the holder of any Agreement issued hereunder, or otherwise, of any sum that may be due and unpaid by the Company hereunder or upon or under any such Loan and any and all personal liability of every nature and kind, whether at common law or in equity or by statute or by constitution or otherwise, of any such shareholder, officer or director on account of this Agreement or on account of the Loans and indebtedness represented thereby, is hereby expressly waived and released as a condition of and as part of the consideration for the execution of this Agreement and the issue of the Loans.

                                   ARTICLE 11
                                LENDERS' MEETINGS

11.01 Lenders' Meetings

      Meetings of Lenders shall be convened, held and conducted in the manner following:

      (a) Calling of Meetings. At any time and from time to time, a Lender representing at least ten percent (10%) of the aggregate principal amount of the Loans may convene a meeting of the Lenders. Every such meeting shall be held in the City of Toronto, or at such other place as the Lenders may in any case determine or approve.

      (b) Notice. At least twenty-one (21) days' notice of such meeting shall be given to each of the Lenders and such notice shall state the time when, and the place where said meeting is to be held and shall specify in general terms the nature of the business to be transacted thereat, and shall contain such information as is reasonably necessary to enable a Lender to make a reasoned decision on the matter, but it shall not be necessary to specify in the notice the text of the resolutions to be passed. Notices shall be given in the manner set forth in Article 15 hereof, and a copy thereof shall be sent by post or delivered to the Lenders and the Company unless the meeting has been called by it. It shall not be necessary to specify in the notice of any adjournment of a meeting the nature of the business to be transacted at the adjourned meeting.

      (c) Quorum. At any meeting of the Lenders, subject to the provisions of
Section 11.03 hereof, a quorum shall consist of two or more persons present in person holding either personally or as proxies for holders not less than twenty-five percent (25%) in principal amount of all outstanding Loans. In the event of such quorum not being present on the date for which the meeting is called within one half hour after the time fixed for the holding of such meeting, the meeting may be adjourned to a date not later than thirty (30) days from the date for which the meeting was first called and not less than fourteen
(14) days' notice of the date to which such meeting is adjourned shall be given in the manner prescribed for notice of meetings of Lenders. Such notice shall state that at the adjourned meeting the Lenders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Lenders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

      (d) Chairman. The Lenders and proxies for Lenders present shall choose one of their number to be chairman.

      (f) Majority Vote on Ordinary Resolution. Every question submitted to a meeting, except an Extraordinary Resolution, shall be decided in the first place by a majority of the votes given on a show of hands. In the case of an equality of votes on a show of hands the chairman shall have a casting vote.

      (g) Taking a Poll. A poll shall be taken on every Extraordinary Resolution and, when requested by a Lender or by a proxy or proxies representing a Lender holding at least Cdn. Ten Thousand Dollars ($10,000) principal amount of the Loans, on any other question or resolution. If at any meeting a poll is so demanded as aforesaid on the election of a chairman or on a question of adjournment, it shall be taken forthwith. If at any meeting a poll is so demanded on any other question, or an extraordinary resolution is to be voted upon, a poll shall be taken in such manner and either at once or after an adjournment as the chairman directs. The results of a poll shall be deemed to be the decision of the meeting at which the poll was demanded.

      (h) Votes on a Poll. At any meeting of the Lenders, each Lender shall on a poll have one vote for every Cdn. One Thousand Dollars ($1,000) principal amount of Loan of which he shall be the holder. Votes may be given in person or by proxy and a proxy need not be a Lender.

      (i) The Company, and Legal Advisers. The Company by their respective employees, officers and directors may attend any meeting of Lenders. The legal advisers of the Company and the Lenders may also attend any such meeting.

11.02 Powers Exercisable by Extraordinary Resolution

      Unless otherwise provided in this Agreement, a meeting of the Lenders shall, in addition to any powers hereinbefore given, have the following powers, exercisable from time to time by Extraordinary Resolution:

      (a) Power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Lenders against the Company and/or the Guarantor, or against their property, whether such rights arise under this Agreement or otherwise;

      (b) Power to sanction any scheme for the reconstruction or reorganization of the Company and/or the Guarantor or for the consolidation, amalgamation or merger of the Company and/or the Guarantor with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company and/or the Guarantor or any part thereof, provided that no such sanction will be necessary in respect of any such transaction if Section 8.01 has been complied with;

      (c) Power to exercise any power, right, remedy or authority given to it by this Agreement in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

      (d) Power to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 7.01 either unconditionally or upon any condition specified in such Extraordinary Resolution;

      (e) Power to direct any Lender who as such has brought any action, suit or proceeding, to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding has been permitted by Section 10.01, of the costs, charges and expenses reasonably and property incurred by such holder in connection therewith;

      (f) Power to approve the exchange of the Loans for or the conversion thereof into shares, bonds, debentures, notes or other securities of the Company or of any corporation formed or to be formed, which has been approved by the Company;

      (g) Power to assent to any compromise or arrangement by the Company and/or the Guarantor with any creditor, creditors or class or classes of creditors or with the holders of any shares or securities of the Company;

      (h) Power to restrain any Lender hereunder from taking or instituting any suit, action or proceeding for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or trustee in bankruptcy or to have the Company and/or the Guarantor wound up or for any other remedy hereunder and to direct such Lender to waive any default or defaults by the Company and/or the Guarantor on which any suit or proceeding is founded;

      (i) Power to assent to any modification of or change in or addition to or omission from the provisions contained in this Agreement which has been agreed to by the Company and the Guarantor and to authorize the Trustee to concur in and execute any deed supplemental to this Promissory Note embodying any such modification, change, addition or omission or any deeds, documents or writings authorized by such extraordinary resolution;

      (j) Power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, on behalf of the Lenders, such of the powers of the Lenders which are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Lenders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Lenders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; and

      (k) Power to amend, alter or repeal any Extraordinary Resolution previously passed or consented to by Lenders.

      The foregoing powers shall be deemed to be several and not dependent on each other and each paragraph of this Section 11.02 and each power therein conferred shall, accordingly, be construed as complete in itself and not by reference to any other paragraph or power in said section and the exercise of any one or more of such powers, or any combination of such powers, from time to time, shall not be deemed to exhaust the rights of the Lenders to exercise such power or powers, or combination of powers, thereafter from time to time.

11.03 Extraordinary Resolutions

      (1) An Extraordinary Resolution, passed at a meeting of the Lenders held in accordance with the provisions hereof, shall be binding upon all the Lenders and upon each and every Lender whether present or absent and each and every shall be bound to give effect thereto accordingly.

      (2) The expression "Extraordinary Resolution" when used in this Agreement means, subject as hereinafter in this Article 11 provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Lenders duly convened for the purpose and held in accordance with the provisions of this
Article 11 at which, subject to Subsection 11.05(3), holders of at least fifty-one (51%) percent in principal amount of the Loans then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than sixty-six and two thirds (66-2/3%) percent of the principal amount of Loans represented at the meeting and voted on a poll upon such resolution.

      (3) If at any such meeting holders of fifty-one (51%) percent in principal amount of the Loans outstanding are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by shall be dissolved: but if otherwise convened the meeting shall stand adjourned to such date, being not less than fifteen (15) nor more than fifty (50) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days notice shall be given of the time and place of such adjourned meeting in the manner prescribed for notice of meetings of Lenders. Such notice shall state that at the adjourned meeting the Lenders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Lenders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Subsection 11.03(2) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that holders of fifty-one (51%) percent in principal amount of the outstanding Loans then outstanding are not present in person or by proxy at such adjourned meeting.

      (4) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

      (5) Save as herein expressly otherwise provided, no action shall be taken at a meeting of the Lenders which changes any provision of this Indenture or changes or prejudices the exercise of any right of any Lender except by Extraordinary Resolution as above provided.

11.04 Declaration by Chairman of Result of Vote

      At any meeting of the Lenders, in cases where no poll is required or requested, a declaration made by the Chairman that a resolution has been carried, or carried by any particular majority, or lost, shall be conclusive evidence thereof.

11.05 Minutes

      Minutes of all resolutions and proceedings at every such meeting, as aforesaid, shall be made and duly entered in books to be provided by the Company and any such minutes, as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of Lenders, shall be prima facie evidence of the matters therein stated, and until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

11.06 Signed Instrument in Lieu of Extraordinary Resolution

      Notwithstanding the foregoing provisions of this Agreement, any resolution or instrument signed in one or more counterparts by the holders of not less than sixty-six and two thirds per cent (66-2/3%) of the aggregate principal amount of the Loan for the time being outstanding shall have the same force and effect as an Extraordinary Resolution duly adopted by the Lenders under the provisions of this Article 11 with respect to Extraordinary Resolutions.

11.07 Binding Effect of Resolutions

      Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 11 at a meeting of Lenders shall be binding upon all the Lenders, whether present at or absent from such meeting, and every instrument in writing signed by Lenders in accordance with Section 11.06 shall be binding upon the Lenders, whether signatories thereto or not, and each and every Lender shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Lender shall give notice of the instrument in writing in the manner contemplated in
Article 15 to the Company and all Lenders, respectively, as soon as is reasonably practicable.

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

12.01 Supplemental Indentures

      (1) From time to time, the Company, the Guarantor and the Lenders may, when authorized by a resolution of the Directors and, subject to the provisions of this Agreement, they shall, when so directed, execute, acknowledge and deliver, by their respective proper officers, deeds or agreement supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (a) adding to the limitations or restrictions herein specified further limitations or restrictions thereafter to be observed; provided that the Lender shall be of the opinion that, and in the opinion of Counsel, such further limitations or restrictions shall not be prejudicial to the interests of the Lenders;

      (b) adding to the covenants of the Company and the Guarantor herein contained for the protection of the Lenders and/or providing for events of default in addition to those herein specified;

      (c) making such provisions not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder, such provisions and modifications will not be prejudicial to the interests of the Lenders;

      (d) making any additions to, deletions from or alterations of the provisions of this Indenture which in the opinion of Counsel may from time to time be necessary or advisable to conform the same to "applicable legislation" as that term is defined in Article 12;

      (e) evidencing the succession, or successive successions, of other corporations to the Company and to the covenants of and obligations assumed by any such successor in accordance with the provisions of this Agreement;

      (f) giving effect to any Extraordinary Resolution or signed instrument in accordance with Article 11.06 hereof; and

      (g) for any other purpose not inconsistent with the terms of this Agreement.

                                   ARTICLE 13
                                   TERMINATION

13.01 Termination

      Except as otherwise expressly stated herein, this Agreement shall terminate and be void and the Lenders shall, at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be necessary to effect the cancellation hereof, if the Company shall have first satisfied the Lender for the payment of all amounts due or to become due on all of the Loans in the manner therein and herein provided and also all other monies payable hereunder by the Company.

                                   ARTICLE 14
                                  COUNTERPARTS

14.01 Counterparts

      This Agreement may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, and all of such counterparts together shall constitute one and the same instrument.

                                   ARTICLE 15
                                     NOTICES

15.01 Notices to Company and Guarantor

      Any notice to the Company or the Guarantor under this Agreement will be valid and effective if given by registered letter, postage prepaid, by personal delivery or by facsimile addressed to the Company to the attention of the Chairman at 40 Centre Drive, Orchard Park, New York 14127-4102 (facsimile number
(716) 662-0033) and shall be deemed to have been effectively given from the date five (5) business days after the date of mailing and on the next business day if personally delivered or sent by facsimile. The Company and the Guarantor may from time to time notify the Lender in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company or the Guarantor (as the case may be) for all purposes of this Indenture. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received if sent by facsimile or other means of electronic communication, on the business day following the sending, or if delivered by hand at the time it is delivered to the applicable address noted above either to the individual designated herein or to an individual at such address having apparent authority to accept deliveries on behalf of the address.

15.02 Notices to Lenders

      Any notice to the Lenders under the provisions of this Agreement shall be valid and effective if given by registered letter, postage prepaid, addressed to the Lenders at their principal office as set forth below:

      Timothy P. Seel
      155 Golden Pheasant Drive
      Getzville, NY 14068
      Fax No.: 1-716-662-0033

      Patrick Brigham
      c/o Schwartz, Levitsky, Feldman
      1167 Caledonia Road
      Toronto, Ontario
      M6A 2X1
      Attention:  Bernard Taud
      Fax No.: 416-785-5663

      Heptagon Investments Ltd.
      Broughton House,
      6-8 Sackville Street
      London, England
      W1X 10D
      Attention: Ian Barnett
      Fax No.: (44171) 434-1393

      E&M Machinery, Inc.
      10 Kelly Avenue
      Middleport, NY 14105
      Attention: Scott Marsh
      Fax No.: (716) 735-9023

      RRSP Account #005727
      c/o Roxborough Holdings Limited
      One First Canadian Place
      Suite 8250
      Toronto, Ontario
      M5X 1C7
      Attention: David A. Williams
      Fax No.: (416) 364-6650

      Hara Enterprises Limited
      1 Balmoral Avenue
      Suite 507
      Toronto, Ontario
      M4V 3B9
      Attention: Greg O'Hara
      Fax No.: (416) 513-0865

and shall be deemed to have been effectively given from the date five (5) business days after the date of mailing and on the next business day if personally delivered or sent by fax. In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received if sent by facsimile or other means of electronic communication, on the business day following the sending, or if delivered by hand at the time it is delivered to the applicable address noted below either to the individual designated herein or to an individual at such address having apparent authority to accept deliveries on behalf of the address.

                                   ARTICLE 16
                                   FORMAL DATE

16.01 Formal Date

      For the purposes of convenience, this Agreement may be referred to as bearing formal date of July 31, 1998 irrespective of the actual date of the execution hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Indenture.

                                             RADIANT ENERGY CORPORATION


                                             Per:_______________________________
                                                      Authorized Signing Officer


                                             Per:_______________________________
                                                      Authorized Signing Officer

                                     PROCESS TECHNOLOGIES, INC.

                                     Per: ______________________________________
                                              Authorized Signing Officer

                                     Per: ______________________________________
                                              Authorized Signing Officer


                                     HEPTAGON INVESTMENTS LTD.

                                     Per: ______________________________________
                                              Authorized Signing Officer

                                     Per: ______________________________________
                                              Authorized Signing Officer


                                     E&M MACHINERY, INC.

                                     Per: ______________________________________
                                              Authorized Signing Officer


                                     RRSP ACCOUNT #005727

                                     Per: ______________________________________
                                              Authorized Signing Officer


                                     HARA ENTERPRISES LIMITED

                                     Per: ______________________________________
                                              Authorized Signing Officer


-------------------------------     ------------------------------------------
Witness:                     Timothy P. Seel

------------------------------      ------------------------------------------
Witness:                     Patrick Brigham